SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2004

EAGLE SUPPLY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14904	13-3889248
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 East 42nd Street, Suite 1618, New York, NY	10168
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 986-6190

Item 5. Other Events.

On August 5, 2004, Eagle Supply Group, Inc., a Delaware corporation (the “Company”), Gulfside Supply, Inc., a Florida corporation (the “Parent”), and Gulfco Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer for all of the issued and outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company at a price equal to $2.20 per share (the “Offer Price”). Following a successful completion of the tender offer, if any, the Company will be merged with and into the Purchaser, and each issued and outstanding share of Common Stock, other than those shares held by Parent or Purchaser, will be converted into the right to receive in cash the Offer Price. The consummation of the tender offer, merger and other transactions contemplated by the Merger Agreement are subject to, among other things, (1) the condition that there be validly tendered and not withdrawn prior to the expiration of the tender offer that number of shares of Common Stock which, together with shares of Common Stock beneficially owned by Parent and Purchaser, represents at least 80% of the issued and outstanding shares of Common Stock of the Company (including those shares of Common Stock which would be issuable upon exercise of outstanding warrants with an exercise price equal to or below the Offer Price) (the “Minimum Condition”), and (2) other customary conditions. Additionally, the Merger Agreement and the tender offer and merger contemplated thereby, may be terminated by the Company or the Parent upon the occurrence or failure to occur of certain events, including a failure of the tender offer to be consummated by October 29, 2004. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, the Company, Parent, and Purchaser have entered into a Stock Option Agreement (the “Stock Option Agreement”) pursuant to which the Company has granted Parent and Purchaser the right to acquire that number of newly issued shares of Common Stock at the Offer Price which, when added to the number of shares of Common Stock purchased in the tender offer, would result in Purchaser owning 90.0% of the then outstanding shares. However, under no circumstances will the number of shares of Common Stock issued upon exercise of the Stock Option Agreement exceed the number of shares necessary for the Purchaser to increase its beneficial ownership from 85% to 90%. If, as a result of the tender offer (or upon exercise of the Stock Option Agreement), Purchaser acquires or controls the voting power of at least 90% of the outstanding shares of Common Stock, the Merger will be effected in accordance with Delaware law without any action by any other stockholder of the Company. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As an inducement to enter into the Merger Agreement, certain stockholders of the Company concurrently executed a Securities Purchase and Tender Agreement with the Parent and the Purchaser (the “Tender Agreement”) pursuant to which they have, among other things, agreed to tender into the tender offer all of the shares of Common Stock beneficially owned by them, subject to certain terms and conditions. Further, if the exercise of derivative securities held by such stockholders which are exercisable at or below the Offer Price (“in-the-money derivative securities”) will cause the Minimum Condition of the tender offer to be satisfied, immediately prior to the closing of the tender offer the stockholder holding such derivative securities is required by the Tender Agreement to exercise such derivative securities and tender the shares acquired thereby into the tender offer. The shares of Common Stock which are required to be tendered into the tender offer under the terms of the Tender Agreement represent up to approximately 68% of the issued and outstanding shares of Common Stock of the Company (including those shares of Common Stock which would be issuable upon exercise of in-the-money derivative securities).

Additionally, as part of its negotiation of the Merger Agreement, the Company, together with its wholly-owned subsidiaries JEH/Eagle Supply, Inc. and Eagle Supply, Inc., entered into amendments to its existing employment arrangements with James E. Helzer, Vice Chairman of the Company’s Board of Directors (the “Board”) and President and Chief Operating Officer of the Company, Douglas P. Fields, Chairman of the Board and Chief Executive Officer of the Company, and Frederick M. Friedman, Executive Vice President and Chief Financial Officer of the Company. Pursuant to the amendments, Messrs. Helzer, Fields and Friedman have agreed to reduce the amounts payable to them under the terms of such employment arrangements upon consummation of the transactions contemplated by the Merger Agreement by $200,000 per executive (for an aggregate reduction of $600,000). Copies of these amendments are attached as Exhibits 10.2, 10.3 and 10.4 hereto.

The foregoing summary of the Merger Agreement, Stock Option Agreement, Tender Agreement and Executive Employment Arrangement Amendments is qualified in its entirety by reference to Exhibits 2.1, 10.1, 99.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

On August 5, 2004, the Company announced the execution of the Merger Agreement with the Parent and the Purchaser. A copy of such press release is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., Gulfside Supply, Inc. and Gulfco Acquisition, Inc.

10.1	Stock Option Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., Gulfside Supply, Inc. and Gulfco Acquisition, Inc.

10.2	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc. and James E. Helzer.

10.3	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc., Eagle Supply, Inc. and Douglas P. Fields.

10.4	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc., Eagle Supply, Inc. and Frederick M. Friedman.

99.1	Securities Purchase and Tender Agreement, dated as of August 5, 2004, by and among Gulfside Supply Group, Inc., Gulfco Acquisition, Inc., TDA Industries, Inc. and James E. Helzer.

99.2	Press Release dated August 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE SUPPLY GROUP, INC.

Date: August 5, 2004	By:	/S/ Douglas P. Fields
Douglas P. Fields Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., Gulfside Supply, Inc. and Gulfco Acquisition, Inc.

10.1	Stock Option Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., Gulfside Supply, Inc. and Gulfco Acquisition, Inc.

10.2	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc. and James E. Helzer.

10.3	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc., Eagle Supply, Inc. and Douglas P. Fields.

10.4	Third Modification Agreement, dated as of August 5, 2004, by and among Eagle Supply Group, Inc., JEH/Eagle Supply, Inc., Eagle Supply, Inc. and Frederick M. Friedman.

99.1	Securities Purchase and Tender Agreement, dated as of August 5, 2004, by and among Gulfside Supply Group, Inc., Gulfco Acquisition, Inc., TDA Industries, Inc. and James E. Helzer.

99.2	Press Release dated August 5, 2004.